UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 25, 2007 (May 21, 2007)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         In a letter dated May 21, 2007, Donald G. Drapkin withdrew as a nominee for re-election to the Board of Directors of Anthracite Capital, Inc. (the "Board of Directors") at the 2007 Annual Meeting of Stockholders and stated he will be resigning from the Board of Directors effective 9 a.m. EDT on May 22, 2007. In his resignation letter, Mr. Drapkin stated his decision was in light of his recently joining Lazard Ltd. as Vice Chairman of Lazard International and Chairman of Lazard's Investment Committee.

A copy of the press release of Anthracite Capital, Inc. (the “Company”) announcing changes to the Board of Directors, including Mr. Drapkin's resignation, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)          On May 22, 2007, the Board of Directors approved an amendment to Article III, Section 13 of the Company's Bylaws, effective May 22, 2007. The amendment amends and restates Article III, Section 13 to read:

"Section 13. COMPENSATION. The Corporation will pay annual, meeting and other fees for service as a director and/or chairperson or member of a committee of the Board of Directors as determined from time to time by resolution of a majority of the entire Board of Directors; provided, however, that such payments will be made to Affiliated Directors only if approved by a majority of the Unaffiliated Directors. All Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof or of each annual or special meeting of the stockholders of the Corporation and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors. Nothing herein contained shall preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor."

A copy of the Amended and Restated Bylaws of the Company, effective May 22, 2007, is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On May 22, 2007, the Board of Directors changed the membership composition of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Effective immediately:

The Compensation Committee is comprised of Deborah Lucas, Jeffrey Keil and John Levy, with Ms. Lucas serving as chair of such committee.

The Nominating and Corporate Governance Committee is comprised of Carl Geuther, John Levy and Deborah Lucas, with Mr. Geuther serving as chair of such committee.

The Audit Committee continues to be comprised of Jeffrey Keil, Carl Geuther and Deborah Lucas, with Mr. Keil serving as chair of such committee. Jeffrey Keil continues to be lead director.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws, effective May 22, 2007
99.1	Press release dated May 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ Vincent Tritto
	Name:	Vincent Tritto
	Title:	Secretary

Dated: May 25, 2007